Contract # 1013596

AMENDMENT TO SERVICE AGREEMENT

THIS AMENDMENT (“Amendment”) entered into this 20th day of March 2007 by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as Seller, first party, and UGI UTILITIES, INC., hereinafter referred to as Buyer, second party.

WITNESSETH:

WHEREAS, Seller and Buyer entered into that certain Service Agreement dated October 1, 1996, as amended December 2, 2002 under Seller’s Rate Schedule FT pursuant to which Seller provides firm transportation service for Buyer of a Transportation Contract Quantity of 22,000 mcf per day (“Service Agreement”); and

WHEREAS, Seller and Buyer desire to extend the primary term of the Service Agreement from and after October 30, 2006; and

WHEREAS, Seller and Buyer desire to amend the Exhibit B of the Service Agreement to modify the delivery pressure for specific points of delivery.

NOW, THEREFORE, Seller and Buyer agree as follows:

1. Article IV of the Service Agreement is hereby deleted in its entirety and replaced by the following:

“ARTICLE IV
TERM OF AGREEMENT

This agreement shall be effective as of October 1, 1996, and shall remain in force and effect until 9:00 am. Central Clock Time April 1, 2017 and thereafter until terminated by Seller or Buyer upon at least twelve (12) months written notice; provided, however, this agreement shall terminate immediately and, subject to the receipt of necessary authorizations, if any, Seller may discontinue service hereunder if (a) Buyer, in Seller’s reasonable judgment fails to demonstrate credit worthiness, and (b) Buyer fails to provide adequate security in accordance with Section 32 of the General Terms and Conditions of Seller’s Volume No. 1 Tariff. As set forth in Section 8 of Article II of Seller’s August 7, 1989 revised Stipulation and Agreement in Docket Nos. RP88-68 et.al., (a) pre-granted abandonment under Section 284.221 (d) of the Commission’s Regulations shall not apply to any long term conversions from firm sales service to transportation service under Seller’s Rate Schedule FT and (b) Seller shall not exercise its right to terminate this service agreement as it applies to transportation service resulting from conversions from firm sales service so long as Buyer is willing to pay rates no less favorable than Seller is otherwise able to collect from third parties for such service.”

2.	Exhibit B of the Service Agreement is hereby deleted in its entirety and replaced by the Amended Exhibit B attached hereto.

3.	Except as amended hereby, the terms and conditions of the Service Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers or representatives, thereunto duly authorized.

By________________________

Name: Title:	David W.Trego President and CEO

TRANSCONTINENTAL GAS PIPE LINE CORPORATION (“Seller”)
By

Paul F. Egner III

Director, Customer Services

UGI UTILITIES, INC. (“Buyer”)
AMENDED EXHIBIT B

ATTACHED AND MADE PART OF THE SERVICE AGREEMENT BY AND BETWEEN

TRANSCONTINENTAL GAS PIPE LINE CORPORATION, AS SELLER, AND UGI UTILITIES, INC. AS

BUYER, DATED OCTOBER 1, 1996, AS AMENDED DECEMBER 2, 2002 AND MARCH 20, 2007.

Point(s) of Delivery[1]	Pressure(s)

The Point of Interconnection between Seller and Buyer, referred to as Allentown Meter Station (Mount Bethel), located on Seller’s Leidy Line, in Northampton County, PA.	Not less than five hundred (500) pounds per square inch gauge or such other pressures as may be agreed upon by Buyer and Seller.

The Point of Interconnection between Seller and Buyer referred to as Hazleton Meter Station (Blakeslee), located on Seller’s	Not less than five hundred (500) pounds per square inch gauge or such other pressures as may

Leidy Line in Monroe County, PA. be agreed upon by Buyer and Seller.

The Point of Interconnection between Seller and Buyer, referred to as Quarryville Meter Station, located on	Not less than three hundred (300) pounds per square inch gauge or such other pressures as may

Seller’s Main Line in Lancaster County, PA. be agreed upon by Buyer and Seller.

The Point of Interconnection between Seller and Buyer referred to as TEVCO- Humboldt Meter Station (Hobble), located on	Not less than five hundred (500) pounds per square inch gauge or such other pressures as may

Seller’s Leidy Line in Luzerne County, PA. be agreed upon by Buyer and Seller.

1 Deliveries to or for the account of Buyer at the delivery point(s) shall be subject to the limits of the Delivery Point Entitlement (DPE’s) of the entities receiving the gas at the delivery points, as such DPE’s are set forth in Seller’s FERC Gas Tariff, as amended from time to time.